PROSPECTUS Dated                        Pricing Supplement No. 25
April 1, 1998                           Effective September 28, 1998



                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------
9/28/98          5.22%             5.42%             5.62%